Exhibit 99.4
[LETTERHEAD OF BOFA MERRILL LYNCH]
The Board of Directors
The GEO Group, Inc.
621 Northwest 53rd Street, Suite 700
Boca Raton, Florida 33487
Ladies and Gentlemen:
We hereby consent to the inclusion of our opinion letter, dated April 18, 2010, to the Board of Directors of The GEO Group, Inc. (“GEO”) as Annex D to, and reference thereto under the headings “SUMMARY — Opinions of Financial Advisors — GEO” and “THE MERGER — Opinions of GEO’s Financial Advisors” in, the joint proxy statement/prospectus relating to the proposed merger involving GEO and Cornell Companies, Inc., which joint proxy statement/prospectus forms a part of GEO’s Registration Statement on Form S-4 (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

May 5, 2010